Exhibit 99.3

NEWS RELEASE

SELLAS Life Sciences Announces Closing of $24.2 Million Public Oering

7/16/2018

NEW YORK, July 16, 2018 (GLOBE NEWSWIRE) — SELLAS Life Sciences Group, Inc. (NASDAQ:SLS) (“SELLAS” or the “Company”), a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapies for a broad range of cancer indications, today announced the closing of its previously announced underwritten public oering of 6,845,000 shares of common stock, 4,675,000 pre-funded warrants exercisable for shares of common stock, and accompanying common stock warrants to purchase an aggregate of 11,520,000 shares of common stock. At closing, SELLAS received aggregate net proceeds from the oering of approximately $21.6 million, after deducting underwriting discounts and commissions and estimated oering expense.

SELLAS intends to use the net proceeds from the oering to commence a pivotal Phase 3 trial of GPS in acute myeloid leukemia (AML), and to develop GPS in combination with pembrolizumab (Keytruda) in a Phase 1/2 proof of concept study, as well as for general corporate purposes and funding its working capital needs.

Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc. acted as joint book-running managers for the oering. Maxim Group LLC acted as lead manager.

A registration statement on Form S-1 relating to the oering was led with the Securities and Exchange Commission (the “SEC”) on May 23, 2018, amended on June 26, 2018 and July 11, 2018 and was declared eective on July 11, 2018. The oering was made only by means of a prospectus. SELLAS’ SEC lings are available to the public from the SEC’s website at www.sec.gov . Copies of the nal prospectus relating to the oering may also be obtained by contacting Cantor Fitzgerald & Co., Attention: Equity Capital Markets, 499 Park Avenue, 6th Floor New York, New York 10022 or by email at prospectus@cantor.com or Oppenheimer & Co. Inc., Attention: Equity Capital Markets, 85 Broad Street, 26 th Floor, New York, NY 10004 or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an oer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such oer, solicitation, or sale would be unlawful prior to the registration or qualication under the securities laws of any such state or other jurisdiction.

About SELLAS

SELLAS is a clinical-stage biopharmaceutical company focused on novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, galinpepimut-S (GPS), is licensed from Memorial Sloan Kettering Cancer Center and targets the Wilms Tumor 1 (WT1) protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. SELLAS has Phase 3 clinical trials planned (pending funding availability) for GPS in two indications, acute myeloid leukemia (AML) and malignant pleural mesothelioma (MPM) and is also developing GPS as a potential treatment for multiple myeloma (MM) and ovarian cancer. SELLAS plans to study GPS in up to four additional indications. SELLAS has received Orphan Drug designations for GPS from the U.S. Food & Drug Administration (FDA) for AML, MPM, and MM, as well as from the European Medicines Agency, for AML and MPM; GPS also received Fast Track designation for AML and MPM from the FDA. SELLAS’ second product candidate, NeuVax ™ (nelipepimut-S), is a HER2-directed cancer immunotherapy being investigated for the prevention of the recurrence of breast cancer after standard of care treatment in the adjuvant setting. NeuVax ™ has received Fast Track status designation by FDA for the treatment of patients with early stage breast cancer with low to intermediate HER2 expression, otherwise known as HER2 1+ or 2+, following standard of care.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to SELLAS’ future expectations, plans and prospects. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve signicant risks and uncertainties. Actual results and the timing of events could dier materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with clinical trials. These risks and uncertainties are described more fully in Amendment No. 2 to Registration Statement on Form S-1 led with the SEC on July 11, 2018 and other lings with the Securities and Exchange Commission. Other risks and uncertainties of which SELLAS is not currently aware may also aect SELLAS’ forward-looking statements. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact:

Will O’Connor

Stern Investor Relations, Inc.

212-362-1200

ir@sellaslife.com

David Moser, JD

Sellas Life Sciences Group

813-864-2571

info@sellaslife.com

Source: SELLAS Life Sciences Group

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